INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statement Nos. 2-86602, 33-15775, 33-37567, 33-45482, 333-01465, 333-63442, 333-71384 and
333-81063 of CBRL Group, Inc. on Form S-8 and Registration Statement No. 33-59582 on Form S-3 of our report dated September 13, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of CBRL Group, Inc. for the year ended August 3, 2001.





/S/ DELOITTE & TOUCHE LLP

Nashville, Tennessee
October 12, 2001